Exhibit 1.1

Applied Optoelectronics, Inc.

1,036,458 Shares of Common Stock, par value $0.001 per share

PLACEMENT AGENCY AGREEMENT

December 18, 2024

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Dear Sir or Madam:

Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 1,036,458 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), to certain investors (collectively, the “Investors”). The Company desires to engage you as its placement agent (the “Placement Agent”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agent.

1.             Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent and the Placement Agent agrees to act as the Company’s exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors. The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. The Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part. The Company shall pay to the Placement Agent an aggregate amount equal to 3% of the proceeds received by the Company from the sale of the Shares, if any, actually sold as set forth on the cover page of the Prospectus (as defined below) upon the closing of the transactions contemplated hereby. The Placement Agent, without the prior consent of the Company, may appoint any co-agents or sub-agents in connection with the issuance and sale of the Shares and may allocate any portion of such fee to such co-agents or sub-agents. “Prospectus” means the final prospectus relating to the offering of the Shares including any prospectus supplement thereto and the documents incorporated by reference therein, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations (the “Rules and Regulations”) of the Commission.

2.             Delivery and Payment. At 10:00 a.m., New York City time, on December 23, 2024, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the “Closing Date”), the Placement Agent shall cause the Investors to wire an amount equal to the price per share as shown on the cover page of the Prospectus for each and all of the Shares offered pursuant to the Prospectus to an account designated by the Company and the Company shall deliver the Shares to the Investors, which delivery shall be made through the facilities of The Depository Trust Company. The closing (the “Closing”) shall take place at the office of Mayer Brown LLP, 1221 Avenue of the Americas New York, New York 10020-1001. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3.             Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent on the date hereof, and shall be deemed to represent and warrant and covenant to the Placement Agent on the Closing Date, that:

(a)            An automatically effective “shelf” registration statement on Form S-3 (File No. 333-283905) with respect to the Shares and certain other securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Rules and Regulations of the Commission thereunder, and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement (as defined below) meets the requirements of Rule 415(a)(1)(x) under the Securities Act and complies in all materials respects with said rule. “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date (as defined below) for such part, including any Preliminary Prospectus (as defined below) or the Prospectus and all exhibits to such registration statement. “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations. “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares. Any reference to any Preliminary Prospectus, the Prospectus or the Registration Statement shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

At the time of filing the Registration Statement and, if applicable, at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 of the Act) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” at any such time. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

The Prospectus complies in all material respects with the Securities Act, and each Preliminary Prospectus and the Prospectus delivered to Placement Agent for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR. The Registration Statement and any post-effective amendment thereto on each deemed effective date with respect to Placement Agent pursuant to Rule 430B(f)(2) of the Securities Act, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission under the Exchange Act, complied in all material respects with the requirements of the Exchange Act. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Placement Agent furnished to the Company in writing by Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by Placement Agent to the Company consists of the information described in Section 7(b) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any “free writing prospectus” (as defined in Rule 405) that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and as of the Closing Date, did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, Pricing Disclosure Materials (as defined below) or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule 2 hereto furnished to Placement Agent before first use, the Company has not used or referred to, and will not, without Placement Agent’s prior consent, use or refer to, any free writing prospectus.

The Pricing Disclosure Materials (as defined below), including each free writing prospectus, did not, as of the Applicable Time (as defined below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 7(b). “Pricing Disclosure Materials” shall mean, as of the Applicable Time, the most recent Preliminary Prospectus, together with each free writing prospectus filed or used by the Company on or before the Applicable Time, and the information set forth on Schedule 3 hereto. “Applicable Time” means 6:30 p.m., New York City time, on the date of this Agreement.

(b)           The Company has delivered to Placement Agent a complete copy of the Registration Statement, each amendment thereto and each opinion, consent and certificate of experts, filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto (without exhibits) and the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to in writing by Placement Agent, in such quantities and at such places as Placement Agent has reasonably requested.

(c)           The Company has not distributed and will not distribute, prior to the Closing, any offering material in connection with the offering and sale of the Shares other than the Prospectus, any free writing prospectus reviewed and consented to in writing by Placement Agent or the Registration Statement.

(d)           This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles regardless of whether considered in a proceeding in equity or at law.

(e)            The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(f)            The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(g)           There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(h)           Except as otherwise disclosed in the Registration Statement, Pricing Disclosure Materials and Prospectus, since the date of the most recent consolidated financial statements filed in the Company’s quarterly report on Form 10-Q: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the properties, business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”), considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or other distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends) or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(i)            Grant Thornton LLP (the “Accountants”), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its Subsidiaries incorporated by reference in the Registration Statement and the Prospectus are an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(j)            The financial statements of the Company and its Subsidiaries included and incorporated by reference in the Registration Statement, the Pricing Disclosure Materials and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principals, consistently applied (“GAAP”), except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules of the Company and its Subsidiaries are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Materials and the Prospectus. All disclosures contained in the Prospectus, the Pricing Disclosure Materials and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data of the Company and its Subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Materials and the Prospectus (it being agreed that the foregoing representation is made only to the Company’s actual knowledge without independent investigation with respect to any person who is not a director, officer or employee of the Company or any of its Subsidiaries).

(k)           Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)            Each of the Company and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company or trust, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(m)           The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus, Pricing Disclosure Materials and the Registration Statement. The Shares conform in all material respects to the description thereof contained in the Prospectus, Pricing Disclosure Materials and the Registration Statement. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those disclosed in the Prospectus and other than for subsequent issuances, if any, pursuant to the employee benefit plans that are described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(n)           All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the Subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year fiscal ended December 31, 2023 and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act.

(o)           The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and will be approved for listing on The Nasdaq Global Market (the “Exchange”) prior to the Closing Date, subject to notice of issuance. The Company has taken no action designed to, or that would be reasonably expected to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(p)           Neither the Company nor any of its Subsidiaries is (i) in breach or violation of (A) its charter or bylaws, partnership agreement or operating agreement or similar organizational document, as applicable, (B) any applicable federal, state, local or foreign law, regulation or rule, except as would not, individually or in the aggregate, result in a Material Adverse Change, or (C) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) or (ii) in default in any material respect (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing or securing indebtedness of the Company or any of its Subsidiaries), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except in the case of clauses (i)(C) and (ii) above, for such breaches, violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Shares (i) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (ii) will not result in any violation of any federal, state, local or foreign law, regulation or rule, administrative or court decree or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) applicable to the Company or any Subsidiary, except for those conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations that would not, individually or in the aggregate, result in a Material Adverse Change.

No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws (the “Blue Sky laws”) and from the Exchange. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(q)           Except as disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company or any of its Subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such Subsidiary or such officer or director, and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Change.

(r)            The Company and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which would reasonably be expected to result in a Material Adverse Change. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s)           The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own has not and would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(t)            Except as disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, the Company and each of its Subsidiaries has good and valid title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, adverse claims and other defects, except such as do not have or result in a Material Adverse Change to the use of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u)           The Company and its Subsidiaries and to the knowledge of the Company the officers and directors of the Company and its Subsidiaries, in their capacities as such, are, and at the Closing Date and any Applicable Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

(v)           The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not result in a Material Adverse Change) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such assessment, fine or penalty that is currently being contested in good faith or that if not paid, would not reasonably be expected to have a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(w)          The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)            Each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(y)           Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act (“Regulation M”) by subsection (c)(1) of such rule. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares. The Company acknowledges that the Placement Agent may engage in passive market making transactions in the Shares on the Exchange in accordance with Regulation M under the Exchange Act. The Company acknowledges and agrees that the Placement Agent has informed the Company that the Placement Agent may, to the extent permitted under the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Placement Agent.

(z)            There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Materials and the Prospectus which have not been described as required in all material respects. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are permitted by Section 13(k) of the Exchange Act.

(aa)         The Company believes that the statistical, industry and market-related data included in the Registration Statement and the Prospectus is reliable and accurate.

(bb)         Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(cc)         The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company, including its consolidated Subsidiaries, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and concluded that such disclosure controls and procedures were effective. Except as disclosed in the Registration Statement, Pricing Disclosure Materials or Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated). The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2023, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)         Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Law and are each in compliance with their requirements or (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries.

(ee)         Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, to the Company’s knowledge, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) Sections 412, 4971 or 4975 of the Code or (iii) Section 4980B of the Code as a result of a failure to comply with such Section. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each “employee pension benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff)           Except as otherwise disclosed in the Registration Statement, Pricing Disclosure Materials and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(gg)         Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.

(hh)         The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)            Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or to fund any activities of or business with any person in any country or territory that, at the time of such funding, is subject to any U.S. sanctions administered by OFAC.

(jj)           (A) The Company is not aware of any current (or event or condition that would reasonably be expected to result in any future) security breach, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases used, processed or stored by the Company or its Subsidiaries or on behalf of the Company or its Subsidiaries (collectively, “IT Systems and Data”), except for any such security breach, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ IT Systems and Data that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Change and (B) the Company and its Subsidiaries have implemented reasonable controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s proposed method of operation. To the Company’s knowledge, the Company and its Subsidiaries are presently in material compliance with all applicable laws and regulations, judgments and orders of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Change.

(kk)         The statements set forth in the Prospectus under the caption “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects and there are no contracts or documents that are required to be described in the Prospectus, Pricing Disclosure Materials or to be filed as exhibits to the Registration Statement that have not been so described or filed as required. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby. The Company acknowledges that the Placement Agent and, for purposes of the opinions to be delivered pursuant to Sections 3(b), 6(e) and 6(f) hereof, counsel to the Company and counsel to the Placement Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4.             Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

(a)            The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agent, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agent promptly following such filing.

(b)            The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(c)            The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any free writing prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any free writing prospectus, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the reasonable judgment of the Company makes any statement made in the Registration Statement, the Pricing Disclosure Materials or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Pricing Disclosure Materials or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every commercially reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

(d)            If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Pricing Disclosure Materials, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus, the Pricing Disclosure Materials or the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement, an amendment or supplement to the Pricing Disclosure Materials or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

(e)            The Company will furnish, upon request, to the Placement Agent and its counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each free writing prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

(f)            The Company will comply with all the undertakings contained in the Registration Statement.

(g)            Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)            The Company will not, without the prior written consent of the Placement Agent, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, during the period from the date of this Agreement until thirty (30) days from the date of the Prospectus. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding, or as may be contractually obligated to be issued pursuant to agreements in effect on the date hereof and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company.

(i)            The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Pricing Disclosure Materials and the Prospectus under the caption “Use of Proceeds.”

(j)            The Company will use its best efforts to ensure that the Shares are listed or quoted on the Nasdaq Global Market at the time of the Closing.

(k)            The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

5.             Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all of its costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any free writing prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and Accountants to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or free writing prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the Nasdaq Global Market, (5) any filings required to be made by the Placement Agent with FINRA, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(w), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company, and (8) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 6(g) of this Agreement.

6.             Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent to place the Shares and consummate the transactions contemplated hereby on the Closing are subject to the following conditions:

(a)            (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened, to the Company’s knowledge, in writing by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof and prior to the Closing no amendment or supplement to the Registration Statement, any free writing prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith.

(b)            Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Pricing Disclosure Materials and the Prospectus and (ii) the Company shall not have sustained any material loss or material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, if in the reasonable judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(c)            Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agent, would have a Material Adverse Effect.

(d)            Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)            The Placement Agent shall have received an opinion, dated the Closing Date, of Haynes and Boone LLP as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent.

(f)            The Placement Agent shall have received an opinion, dated the Closing Date, of Mayer Brown LLP, as counsel to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(g)            On the date hereof, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent and addressing such matters as are customary for the type of transactions contemplated by this Agreement and the Prospectus, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Materials and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the “Bring-Down Letter”), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Materials and the Prospectus, as of a date not more than five days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(h)            At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

1.            (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

2.            Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

3.            Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with in all material respects.

4.            Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

5.            No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge, in writing by, any securities or other governmental authority (including, without limitation, the Commission).

(i)             At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance satisfactory to the Placement Agent as to matters customary to the closing of the transactions of the type contemplated hereby.

(j)             The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request, subject to the limitations set forth in the proviso in Section 4(g).

(k)            The Company shall have furnished or caused to be furnished to the Placement Agent such customary closing certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

(l)             The Placement Agent shall have received letters from certain Company insiders, agreed to by the Company and the Placement Agent (which consent will not be unreasonably withheld), substantially in the form of Schedule 1.

7.             Indemnification.

(a)            The Company shall indemnify and hold harmless the Placement Agent, its respective directors, officers, employees and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any free writing prospectus or any amendment or supplement thereto or (C) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any free writing prospectus, or any amendment or supplement thereto, or in any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any free writing prospectus or in any amendment or supplement thereto or in any Application (as set forth in subsection (b) below); and provided further, that such indemnity with respect to any Preliminary Prospectus or free writing prospectus shall not inure to the benefit of the Placement Agent (or any person controlling the Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that the Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus or free writing prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(c). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any free writing prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the name of the Placement Agent and the paragraph relating to the Placement Agents’ fees and reimbursement of expenses appearing under the caption “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(c)            Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred following submission of invoices (including time and expense descriptions) to the indemnifying party. The indemnifying party will not, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d)            In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

8.             Termination.

The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the Nasdaq Global Market, (ii) trading in securities generally on the Nasdaq Global Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

9.             No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Placement Agent, on the other, exists; (ii) the Placement Agent is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Shares, and such relationship between the Company, on the one hand, and the Placement Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agent and its respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Placement Agent with respect to any breach of fiduciary duty in connection with this offering.

10.            Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 13139 Jess Pirtle Blvd Sugar Land, Texas 77478, Attention: David C. Kuo, with a copy to 1221 McKinney Street, Suite 4000, Houston, TX 77010-2007, Attention: Frank Wu, or (b) if to the Placement Agent, 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Legal Department with a copy to 1221 Avenue of the Americas New York, New York 10020-1001, Attention: Anna T. Pinedo, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11.            Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12.            Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

13.            Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

14.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.            Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours,

Applied Optoelectronics, Inc.

By:	/s/ Stefan Murry
Name: Stefan Murry
Title: CFO

Confirmed as of the date first

above mentioned:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Peter Pergola
Name: Peter Pergola
Title: Equity Capital Markets

Schedule 1

Form of Lock-Up Agreement

December __, 2024

Raymond James & Associates, Inc.

880 Carillon Parkway
St. Petersburg, FL 33716

Applied Optoelectronics, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed offering (the “Offering”) by Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), of shares of its common stock, $0.001 par value per share (the “Shares”).

In order to induce you, Raymond James & Associates, Inc., as the Placement Agent pursuant to the Placement Agency Agreement (the “Placement Agreement”) to be entered into in connection with the offering of the Shares, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, during the period from the date hereof until thirty (30) days from the date of the final prospectus relating to the Offering (the “Lock-Up Period”), the undersigned (a) will not offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any Relevant Security (as defined below) or any securities convertible into, exercisable for, or exchangeable for shares of Relevant Security and (b) will not enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. The foregoing sentence shall not apply to:

(1)	the transfer of shares of a Relevant Security by the undersigned (a) by bona fide gift or gifts, will or intestacy; or (b) to the immediate family of the undersigned or any trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(2)	transfers of shares of a Relevant Security to accounts that the undersigned controls that results only in a change in the form of the undersigned’s beneficial ownership of securities without changing the undersigned pecuniary interest in the securities and does not result in the obligation to file a report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(3)	the transfer of shares of a Relevant Security by operation of law, including pursuant to a domestic order or a negotiated divorce settlement;

(4)	the transfer of shares of a Relevant Security to the Company upon a vesting event of such Relevant Security or upon the exercise of options or warrants to purchase shares of such Relevant Security, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise;

(5)	the grant or exercise of stock options granted pursuant to the Company’s existing stock option plans; and

(6)	transfers or sales of a Relevant Security pursuant to Rule 10b5-1 trading plans in effect on the date hereof.

Notwithstanding the foregoing, the undersigned may transfer Relevant Securities pursuant to clauses (1) through (6) above, provided that for clauses (1), (2) and (3) above, (i) any resulting donee, trustee, distributee, or transferee, as the case may be, of Relevant Securities executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto; (ii) any such transfer shall not involve a disposition for value; (iii) such transfers are not required to be reported with the Securities and Exchange Commission (the “SEC”) on Form 4 in accordance with Section 16 of the Exchange Act; and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period. In addition, in the case of any transfer or sale pursuant to clause (6) above, any required filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer or sale was made pursuant to a Rule 10b5-1 trading plan.

As used herein, “Relevant Security” means the capital stock, any other equity security of the Company and any security convertible into, or exercisable or exchangeable for, any of the Company’s capital stock or other such equity security, whether now owned or hereafter acquired by the undersigned or may be deemed to be beneficially owned by the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder if such transfer would constitute a violation or breach of this Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities if such transfer would constitute a violation or breach of this Agreement. The undersigned hereby further agrees that, without the prior written consent of the Placement Agent, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

It is understood that the undersigned will automatically be released from the obligations under this Agreement if (a) the Placement Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or (b) the Company advises the Placement Agent in writing prior to the execution of the Placement Agreement that it has determined not to proceed with the Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

(Signature page follows)

Very truly yours,

By:

Print Name:

SCHEDULE 2

FREE WRITING PROSPECTUSES

None.

SCHEDULE 3

TERM SHEET INFORMATION

Issuer:	Applied Optoelectronics, Inc.
Security:	1,036,459 shares of common stock, par value $0.001 per share
Public Offering Price:	$33.97 per share.
Estimated Net Proceeds to the Issuer:	Approximately $30,167,669, after deducting placement agent fees and commissions and estimated offering expenses payable by us.